SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

LASERLOCK TECHNOLOGIES, INC.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$100,000	February 13, 2006

Section 1. General. For value received, LASERLOCK TECHNOLOGIES, INC., a Nevada corporation (including any successor thereto (by way of merger, consolidation, sale or otherwise), the “Payor”), hereby promises to pay to the order of Nob Hill Capital Partners, L.P., a California limited partnership, or assigns (the “Payee”), the principal amount of One Hundred Thousand Dollars ($100,000) or such greater or lesser principal amount which may be outstanding hereunder plus accrued interest, on the date (the “Maturity Date”) which is the date that is twelve months after the date of this Note first set forth above. All payments hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts (unless, prior to accepting such form of payment, Payee elects to convert the principal and interest on this Note pursuant to Section 4 hereof, in which case such principal and interest shall be so converted on the terms set forth herein). The Payor shall pay interest in arrears on the unpaid balance of the principal amount of this Note from time to time at the rate of ten percent (10.0%) per annum (computed in either event on the basis of a 360 day year and the actual number of days elapsed) (the “Interest Rate”). Unless converted pursuant to Section 4, the principal of, and interest on, this Note shall be payable by wire transfer in immediately available funds to the account of the Payee or by certified or official bank check payable to the Payee mailed to the Payee at the address of the Payee as set forth on the records of the Payor or such other address as shall be designated in writing by the Payee to the Payor.

     This Secured Convertible Promissory Note (this “Note”) is issued by the Payor to the Payee pursuant to the Senior Secured Convertible Note and Warrant Purchase Agreement dated as of February 13, 2006 (the “Purchase Agreement”) among the Payor, the Payee and the other signatories thereto, as of even date herewith.

     This Note is subject to the terms of the Security Agreement dated as of February 13, 2006 (the “Security Agreement”) pursuant to which the Payor has secured this Note by granting to the Payee a first priority security interest in all of the Payor’s tangible and intangible assets.

     Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

Section 2. Prepayment. This Note may be prepaid in whole or in part at any time and from time to time without the consent of the Payee.

Section 3. Events of Default.

(a) In each case of the happening of the following events (each of which is an “Event of Default”):

(i) if any representation or warranty made herein, in the Purchase Agreement or in any agreement executed in connection therewith, or in any report, certificate, financial statement or other instrument furnished in connection with this Note or the Purchase Agreement shall prove to have been false or misleading in any material respect when made;

(ii) if a default occurs in the payment of any premium, installment of principal of, interest on, or other obligation with respect to, this Note, whether at the due date hereof or upon acceleration hereof, and such default shall continue for more than ten (10) days after notice thereof from the holders of a majority in interest of the principal amount of the Notes subject to the Purchase Agreement;

(iii) if a default occurs in the due observance or performance of any covenant or agreement on the part of the Payor to be observed or performed pursuant to the terms of this Note or the Purchase Agreement and such default remains uncured for thirty (30) days;

(iv) if the Payor shall (1) discontinue its business, (2) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (3) admit in writing its inability to pay its debts as they mature, (4) make a general assignment for the benefit of creditors, or (5) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law;

(v) if there shall be filed against the Payor an involuntary petition seeking reorganization of the Payor or the appointment of a receiver, trustee, custodian or liquidator of the Payor or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an “Involuntary Petition”) and such Involuntary Petition shall not have been dismissed within sixty (60) days after it was filed;

(vi) if final judgment(s) for the payment of money in excess of an aggregate of $150,000 shall be rendered against the Payor and the same shall remain undischarged for a period of thirty (30) consecutive days, during which time execution shall not be effectively stayed;

(vii) if a default occurs in the due observance or performance of any material covenant, condition or agreement on the part of the Payor under any debt instrument having a value of more than $150,000, and such default shall permit the holder thereof to accelerate such indebtedness;

then, upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the holders of a majority of the outstanding principal amount of the Notes any and all indebtedness of the Payor under the Notes shall immediately become due and payable, both as to principal and interest (including any deferred interest and any accrued and unpaid interest), without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein or in the Purchase Agreement or other evidence of such indebtedness to the contrary notwithstanding (except in the case of an Event of Default under paragraphs (iv) or (v) of this Section 3(a), in which event such indebtedness shall automatically become due and payable).

(b) Remedies on Default, Etc. In case any one or more Events of Default shall occur and be continuing and acceleration of this Note shall have occurred, the Payee may, among other things, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Purchase Agreement, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law. No right conferred upon the Payee hereby or by the Purchase Agreement shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

Section 4. Conversion. The outstanding principal amount of the Note plus all accrued and unpaid interest thereon is convertible on the following basis:

(a) Next Round of Equity Financing. For purposes of this Note, the “Next Round of Financing” shall have occurred on the date of the closing of the sale and issuance of shares of capital stock or other equity securities or securities convertible into or exercisable for shares of capital stock or other equity securities of the Payor (or any successor thereto) to any persons or entities in which the aggregate proceeds are in excess of $5,000,000, excluding the transactions contemplated by the Purchase Agreement. Upon the completion of the Next Round of Financing, the entire outstanding balance of this Note, plus all accrued and unpaid interest thereon, shall, at the written request and sole discretion of the Payee, be converted into that number (and if such number is not a whole number, then rounded down to the nearest whole number) of shares of the securities being issued and sold in such Next Round of Financing determined by dividing the outstanding balance of this Note plus accrued and unpaid interest thereon to the date of conversion by 70% of the price per share of such securities paid by other investors in the Next Round of Financing. In connection with such conversion, the Payee shall receive the same benefits and privileges provided by the Payor to the other purchasers in the Next Round of Financing. Payor shall provide Payee with at least 20 days prior written notice of the terms and proposed closing date of a Next Round of Financing.

Section 5. Defenses. The obligations of the Payor under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

Section 6. Exchange or Replacement of Notes.

(a) The Payee may, at its option, in person or by duly authorized attorney, surrender this Note, including all accrued and unpaid interest hereon, for exchange at the principal business office of the Payor, and receive in exchange therefor, a new Note in the same principal amount as the unpaid principal amount of this Note and bearing interest at the same annual rate as this Note, each such new Note to be dated as of the date of this Note and to be in such principal amount as remains unpaid and payable to such person or persons, or order, as the Payee may designate in writing.

(b) Upon receipt by the Payor of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Payor will deliver a new Note of like tenor in lieu of this Note. Any Note delivered in accordance with the provisions of this Section 6 shall be dated as of the date of this Note.

Section 7. Extension of Maturity. Should the principal of or interest on this Note become due and payable on other than a business day, the maturity date thereof shall be extended to the next succeeding business day, and, in the case of principal, interest shall be payable thereon at the rate per annum herein specified during such extension. For the purposes of the preceding sentence, a business day shall be any day that is not a Saturday, Sunday, or legal holiday in the State of New York.

Section 8. Waivers. The Payor hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note. No delay by the Payee in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Payee and then only to the extent set forth therein.

Section 9. Amendments and Waivers. No provision of this Note may be amended or waived except as provided in the Purchase Agreement.

Section 10. Highest Lawful Rate. Notwithstanding anything herein to the contrary, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together will all fees, charges, and other payments or rights which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, the Corporation shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve, or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by the Holder in connection with this Note under applicable law. In accordance with this section, any amounts received in excess of the Highest Lawful Rate shall be applied towards the prepayment of principal then outstanding.

Section 11. Governing Law. This Note is made and delivered in, and shall be governed by and construed in accordance with the internal laws of, the Commonwealth of Pennsylvania (without giving effect to principles of conflicts of laws).

Section 12. Notices. The terms and provisions of Section 9 of the Purchase Agreement are expressly incorporated into this Note.

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     IN WITNESS WHEREOF, the Payor has duly executed and delivered this Note as of the date first written above.

LASERLOCK TECHNOLOGIES, INC.

By:	/s/ NORMAN GARDNER

Name:	Norman Gardner
Title:	President and Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED BY:

NOB HILL CAPITAL PARTNERS, L.P.

By:	/s/ STEPHEN R. MITTEL

Name:	Stephen R. Mittel
Its:	General Partner